UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 16, 2014

ContraFect Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Wells Avenue, Third Floor Yonkers, New York	10701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 207-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Trellis Bioscience, LLC (“Trellis”) received a $3.3 million Small Business Innovation Research grant from the National Institute of Allergy and Infectious Diseases to fund pre-clinical studies of CONTRAFECT’S CF-404, the universal influenza treatment resulting from a collaboration between Trellis and ContraFect Corporation (the “Company”), and subsequently exclusively licensed to the Company. On August 14, 2014, the Company amended its exclusive license agreement with Trellis to establish the terms under which Trellis and the Company would conduct these pre-clinical studies. On September 16, 2014, the Company issued a press release announcing the grant award. A copy of the press release is filed as Exhibit 99.1 hereto, which is incorporated by reference into this item 8.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of the Company, dated September 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONTRAFECT CORPORATION

Date: September 18, 2014	By:	/s/ Julia P. Gregory
		Name:	Julia P. Gregory
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company, dated September 16, 2014